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                                                                    EXHIBIT 99.7

                          SMITH, LANGE & PHILLIPS LLP
                         CERTIFIED PUBLIC ACCOUNTANTS
                     33 NEW MONTGOMERY STREET, SUITE 1530
                         SAN FRANCISCO, CA 94105-4510
                    Tel. (415) 243-8833  Fax (415) 243-8840



                               December 7, 1997



                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------



To the Board of Directors of
  American Study Program for Educational and Cultural Training, Inc. (ASPECT)

        We have audited the accompanying consolidated balance sheet of American Study Program for Educational and Cultural Training, Inc. (ASPECT) and subsidiary as of September 30, 1997, and the related consolidated statements of income and retained deficit, cash flows and supplementary schedules for the year then ended. The financial statements are the responsibility of ASPECT. Our responsibility is to express an opinion on the financial statements taken as a whole.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ASPECT as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ SMITH, LANGE & PHILLIPS